Exhibit 5.1

June 29, 2021

Recruiter.com Group, Inc.
100 Waugh Dr. Suite 300
Houston, Texas 77007

RE: Form S-1 Registration Statement File No. 333- 249208 and Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended

Gentlemen:

We have acted as counsel to you, Recruiter.com Group, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “462(b) Registration Statement”), filed on June 29, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), which incorporates by reference the Company’s Registration Statement on Form S-1, as amended (File No. 333-249208) (the “Registration Statement”) declared effective by the Commission on June 29, 2021.

The 462(b) Registration Statement relates to the public offering and sale of the following additional securities of the Company (the “Additional Securities”):

1. Up to an additional $2,300,000 worth of Units, including Units to be issued pursuant to over allotments, if any, to be offered and sold by the Company, each Unit to consist of:

a. one (1) share common stock, par value $0.0001 per share (all shares of common stock of the Company contained within the Units shall be referred to as the “Shares”); and

b. one (1) warrant to purchase one (1) share of common stock of the Company (all warrants contained within the Units shall be referred to as the “Warrants”) at an exercise price equal to 110% of the public offering price per Unit;

2. The shares of common stock of the Company, par value $0.0001 per share, issuable upon exercise of the Warrants (the “Warrant Shares”);

3. Warrants to purchase a number of shares of common stock of the Company equal to 10% of the number of Units sold, at an exercise price equal to 125% of the public offering price of the Units, to be issued to the Underwriters in the offering (the “Underwriter Warrants”); and

4. The shares of common stock of the Company, par value $0.0001 per share, issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”)

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the 462(b) Registration Statement and the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that: (i) the shares of Common Stock included in the Additional Securities, when issued against payment therefor as set forth in the 462(b) Registration Statement and the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Warrants included in the Additional Securities, when issued as set forth in the 462(b) Registration Statement and the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (iii) the Warrant Shares included in the Additional Securities, when issued upon exercise of the Warrants against payment therefor as set forth in the 462(b) Registration Statement and the Registration Statement, will be validly issued, fully paid and non-assessable; (iv) the Units included in the Additional Securities, when issued against payment thereof as set forth in the 462(b) Registration Statement and the Registration Statement, will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (v) the Underwriter Warrants included in the Additional Securities, when issued as set forth in the 462(b) Registration Statement and the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (vi) the Underwriter Warrant Shares included in the Additional Securities, when issued upon exercise of the Underwriter Warrants against payment therefor as set forth in the 462(b) Registration Statement and the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the 462(b) Registration Statement and the Registration Statement are declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the 462(b) Registration Statement and the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the 462(b) Registration Statement and may not be relied upon for any other purpose without our prior writ ten consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP

3